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                                                                   Exhibit 10.30


                     FORM OF AMENDMENT TO STOCK OPTION AGREEMENT


         This AMENDMENT is made as of the 17th day of April, 2003 (the "Effective Date") to the Notice of Grant of Stock Options and Option Agreement, a copy of which is annexed hereto as EXHIBIT A (the "Option Agreement") between EPIX Pharmaceuticals, Inc., a Delaware corporation (the "Company") and the employee whose name appears in the Option Agreement (the "Optionee").

         WHEREAS, the Company has adopted the Amended and Restated 1992 Equity Incentive Plan, as amended (the "Plan"), to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

         WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Optionee by the Company shall include the Optionee's employment or service as an employee of the Company or any Affiliate; and

         WHEREAS, the Company desires to amend the Option Agreement as set forth herein to describe the effect upon the options provided for in the Option Agreement upon the occurrence of an Acquisition Event (as defined in Section 3 below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Option Agreement is hereby amended as follows:

         1. The second paragraph of Section 5 of each of the Nonstatutory Stock Option Terms and Conditions and the Incentive Stock Option Terms and Conditions section of the Option Agreement is hereby amended and restated as follows. Upon the occurrence of an Acquisition Event (as defined in Section 3 below) (regardless of whether such event also constitutes Change in Control (as defined in Section 3 below)), the Committee shall provide that this option shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); PROVIDED THAT if such Acquisition Event also constitutes Change in Control, except to the extent specifically provided to the contrary in this agreement or any other agreement between the Optionee and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to eighteen months following the date of the consummation of the Change in Control, a Termination Event (as defined in Section 3 below) occurs.

                  Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, this option, then the Committee shall (x) upon written notice to the Optionee, provide that all of the then unexercised portion of this option (whether or not then exercisable) will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Optionee before the consummation of such Acquisition Event, and/or (y)


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         in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that this option shall terminate upon consummation of such Acquisition Event and the Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to this option (whether or not then exercisable), exceeds (B) the aggregate exercise price of this option.

         2. Following the occurrence of a Change in Control that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in this agreement or any other agreement between the Optionee and the Company, this option shall become immediately exercisable in full if, on or prior to eighteen months following the date of the consummation of the Change in Control, a Termination Event occurs.

         3. For purposes of Sections 1 and 2, the following terms shall have the definitions set forth below:

               (A)  An "Acquisition Event" shall mean:

                    (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                    (ii) any exchange of shares of the Company for cash,
                         securities or other property pursuant to a statutory share exchange transaction; or

                    (iii) any sale or exchange of all or substantially all of
                         the assets in one transaction or in a series of transactions; or

                    (iv) a reorganization or liquidation of the Company.

               (B) "Change in Control" means the occurrence of any of the following events:

                    (i) Merger/Sale of Assets. A (i) merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve an agreement for the sale or


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                         disposition by the Company of all or substantially all
                         of the Company's assets; or

                    (ii) Ownership. Any "Person" (as such term is used in
                         Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

               (C) "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company (or, if applicable, a successor corporation to the Company); (iii) willful and material breach of the Company's policies (or, if applicable, a successor corporation to the Company); (iv) intentional and material damage to the Company's property (or, if applicable, a successor corporation to the Company); or (v) material breach of the Optionee's confidentiality obligations or duties under the Optionee's non-disclosure, non-competition or other similar agreement with the Company (or, if applicable, a successor corporation to the Company).

               (D) "Termination Event" shall mean the termination of the Optionee's employment (i) by the Company or the acquiring or succeeding corporation without Cause; or (ii) by the Optionee upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (a) the principal place of the performance of the Optionee's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Change in Control Event; (b) there is a material reduction in the Optionee's salary; or (c) there is a material diminution in the scope of the Optionee's responsibilities without the Optionee's agreement or without Cause (excluding increases in responsibility and lateral moves to jobs with similar descriptions).

         4. The vesting schedule as specified in the Option Agreement is modified as specified herein. Notwithstanding the foregoing, any adjustments made pursuant to Section 1 or Section 2 above with respect to Incentive Stock Options shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424(h)


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         of the Code) or would cause any adverse tax consequences for the
         Optionee. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments, unless the Optionee specifically requests in writing that such adjustment be made and such writing indicates that the Optionee has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Incentive Stock Option.

                  5. Except as set forth above, the Option Agreement shall remain in full force and effect and subject to its terms and conditions as set forth therein. This Amendment, together with the Option Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Amendment shall affect or be used to interpret, change or restrict, the express terms and provisions of this Amendment.

         IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed on its behalf as of the date first above written.

                                       EPIX Pharmaceuticals, Inc.



                                       By:
                                                --------------------------------
                                       Its:
                                                --------------------------------

                                       Accepted by:


                                       ------------------------------
                                       Optionee